FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported):                                January 11, 1994



                    Zenith Electronics Corporation
          (Exact name of registrant as specified in its charter)



     Delaware                   1-4115               36-1996520
(State of jurisdiction       (Commission File       (IRS Employer
of incorporation)             Number)               identification No.)


    1000 Milwaukee Avenue
    Glenview, Illinois                                   60025
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                                  (708) 391-7000


                        Not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

           Zenith Electronics Corporation (the "Company") has agreed to sell to an institutional investor $12 million principal amount of 8.5% Senior Subordinated Convertible Debentures due January 18, 2001, convertible into shares of Common Stock of the Company at an initial conversion price of $10.00 per share of common stock (the "Debentures"). The $12 million principal amount of Debentures sold is in addition to $55 million principal amount of similar convertible debentures previously sold by the Company. The sale of Debentures was made pursuant to a Debenture Purchase Agreement dated January 11, 1994. The proceeds of the sale of the $12 million principal amount of Debentures will be used to repay borrowings, if any, under the Company's Credit Agreement with General Electric Capital Corporation, as agent and lender, and the other lenders (the "Credit Agreement"). The Credit Agreement was amended on January 7, 1994 to accommodate the sale of these Debentures.

Item 7. Financial Statements, Pro-forma Financial Information and Exhibits.

    (c) The exhibits accompanying this report are listed in the accompanying Exhibit Index



                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ZENITH ELECTRONICS CORPORATION


                              By: /s/ David S. Levin
                                  David S. Levin, Secretary


Date:  January 11, 1994

                               Exhibit Index

Exhibit
Number            Exhibit Description

4 (a)             Debenture Purchase Agreement dated as of January 11, 1994

4 (b) Amendment No.3 dated January 7, 1994 to the Credit Agreement dated May 21, 1993, between Zenith Electronics Corporation, as Borrower, General Electric Capital Corporation, as Agent and Lender, The Bank of New York Commercial Corporation, as Lender, and Congress Financial Corporation, as Lender

4 (c) Amendment No.2 to the Debenture Purchase Agreement dated as of November 19, 1993